Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Third Quarter 2023 Financial Results

– Announced topline results from Phase 2 Trial of ABP-450 (prabotulinumtoxinA) for the preventive treatment of episodic migraine that support advancing the program into a pivotal Phase 3 study –

– Ongoing Phase 2 trial for the preventive treatment of chronic migraine has enrolled over 430 subjects; anticipate completing enrollment in Q4 2023 and announcing topline data in 2H 2024 –

– Successfully completed business combination transaction and associated equity financings

IRVINE, Calif., November 13, 2023 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON, AEON WS), a clinical-stage biopharmaceutical company focused on developing a proprietary botulinum toxin complex for the treatment of multiple debilitating medical conditions, announced financial results for the third quarter ended September 30, 2023 and provided a business update.

“Over the past several months, we have successfully executed our strategy with the announcement of clinical data that support the advancement of our ABP-450 programs and position the Company to finance our ongoing and planned clinical trials,” commented Marc Forth, AEON’s President and Chief Executive Officer. “We remain on track to complete enrollment in our ongoing Phase 2 study of ABP-450 as a preventive treatment for chronic migraine in the fourth quarter of 2023 and announce the topline data in the second half of 2024. These data are expected to further support advancing our chronic and episodic migraine programs into pivotal clinical trials. In addition, we continue to evaluate multiple parameters for the planned Phase 3 trial of ABP-450 for the preventive treatment of episodic migraine. We look forward to providing updates on these two exciting programs.”

Recent Clinical and Corporate Highlights

●	Topline data from Episodic Migraine Phase 2 Study:
o	Announced topline results from the Phase 2 clinical trial of ABP-450 (prabotulinumtoxinA) for the preventive treatment of episodic migraine, which showed ABP-450 had a treatment effect with mean reductions in MMD of 4.8 days at the 150U dose and 5.0 days at the 195U dose, compared to only 4.2 days in placebo at weeks 21-24, but did not meet statistical significance. ABP-450 did achieve statistical significance and clinically meaningful separation from placebo across most of the study’s key prespecified secondary endpoints. Also, ABP-450 demonstrated a favorable safety profile for patients with episodic migraine.
o	The Company believes the totality of the Phase 2 data provides evidence of a dose response favoring the higher 195U dose and lends support to progress ABP-450 into Phase 3.
●	Presentation of Full Data from Cervical Dystonia (CD) Phase 2 Study - Presented positive full results from the Phase 2 clinical study of ABP-450 for the treatment of CD at the International Parkinson and Movement Disorders Society Congress® (IP-MDS). These data, previously released by the Company in September 2022, include showing relatively sustained benefits across all doses of ABP-450 in Toronto Western Spasmodic Torticollis rating scale (TWSTRS) total score and safety data that further support the Company’s strategy to pursue ABP-450 as an approved therapy for CD.
●	New U.S. Patent - Received a notice of allowance from the United States Patent and Trademark Office (“USPTO”) for U.S. Patent Application No. 17/006,685, titled “Neurotoxin Compositions for

Exhibit 99.1

PRESS RELEASE

Use in Treating Headache” (the “Application”), which will provide protection in the U.S. for the claimed methods of use of ABP-450 (prabotulinumtoxinA) injection into 2041.
●	Common Stock (AEON) and Warrants (AEON WS) Listed on NYSE American - Completed the Company’s listing of its common stock and warrants on NYSE American following the closing of the business combination with Priveterra Acquisition Corp., a special purpose acquisition company (the “Merger”).
●	Post-Merger Funding - Closed the Company’s funding arrangements, which included approximately $50 million of committed financing from existing and new AEON investors, as well as the cash remaining in Priveterra’s trust account after redemptions.
●	Cash, Cash Equivalents and Investments – The Company reported cash, cash equivalents and investments were approximately $16.2 million as of September 30, 2023. The Company believes its cash, cash equivalents and investments will be sufficient to fund its planned clinical studies, as well as support corporate operations into mid-December 2023.

Key Upcoming Milestones

●	Episodic Migraine Program Next Steps - The Company plans to request an end-of-phase 2 meeting with the U.S. Food and Drug Administration (FDA) to discuss the protocol and study design for Phase 3, and the meeting is expected to take place in the first half of 2024. The Company is evaluating multiple parameters for the Phase 3 trial that are expected to increase the statistical power and reduce the observed higher placebo responses reported in the Phase 2 study.
●	Ongoing Chronic Migraine Phase 2 Study - On track to complete enrollment in the ongoing Phase 2 study of ABP-450 as a preventive treatment for chronic migraine in the fourth quarter of 2023 and announce the topline data in the second half of 2024.

About Migraine

Migraine is a complex neurological disease characterized by recurrent episodes of headaches that affects approximately 40 million people in the United States and approximately a billion people worldwide, making migraine the third most prevalent illness in the world. Patients that live with migraine experience symptoms that include recurring throbbing headache pain, nausea, vomiting, and sensitivity to light, sound, touch and smell. Migraine can be categorized as episodic migraine or chronic migraine. AEON projects that approximately 9.4 million Americans live with episodic migraine, which is characterized by fewer than 15 headache days per month and between 6 to 14 migraine days per month, but each individual attack can be just as debilitating.

Exhibit 99.1

PRESS RELEASE

About ABP-450 (prabotulinumtoxinA) Injection

ABP-450 contains a 900 kDa botulinum toxin type-A complex produced by the bacterium Clostridium botulinum. The active part of the botulinum toxin is the 150 kDa component, and the remaining 750 kDa of the complex is made up of accessory proteins that the Company believes help with the function of the active portion of the botulinum toxin. When injected at therapeutic levels, ABP-450 blocks peripheral acetylcholine release at presynaptic cholinergic nerve terminals by cleaving SNAP-25, a protein integral to the successful docking and release of acetylcholine from vesicles situated within the nerve endings leading to denervation and relaxation of the muscle.

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. AEON recently completed a Phase 2 study of ABP-450 for the treatment of cervical dystonia and has an ongoing Phase 2 study of ABP-450 for the preventive treatment of chronic migraine. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, or the FDA, Health Canada and European Medicines Agency, or EMA. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON and the development of its uniquely positioned therapeutic neurotoxin, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding continued listing on NYSE American, the anticipated timing of clinical results, the impact of current financing arrangements, the competitive environment in which AEON operates, AEON’s expected capital resources and liquidity needs and the expected future operating and financial performance and market opportunities of AEON are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "pro forma", "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements, including with respect to potential obligations pursuant to the forward purchase agreements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing

Exhibit 99.1

PRESS RELEASE

standards; (v) costs related to being a public company; (vi) changes in applicable laws or regulations; (vii) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (viii) AEON’s estimates of expenses and profitability; (ix) the evolution of the markets in which AEON competes; (x) the ability of AEON to implement its strategic initiatives, including the continued development of ABP-450; (xi) the ability of AEON to defend its intellectual property; (xii) the ability of AEON to satisfy regulatory requirements; (xiii) the impact of adverse geopolitical and macroeconomic developments, such as the COVID-19 pandemic, the Israel-Hamas conflict, the Ukraine-Russia conflict and related sanctions, actual and anticipated changes in interest rates, economic inflation and the responses by central banking authorities to control such inflation on AEON’s business; and (xiv) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	Successor	Predecessor
	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$16,177	$9,746
Prepaid expenses and other current assets	734	92
Total current assets	16,911	9,838
Property and equipment, net	356	431
Operating lease right-of-use asset	323	475
Other assets	29	34
Total assets	$17,619	$10,778
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,013	$7,805
Accrued clinical trials expenses	5,641	2,051
Accrued compensation	1,020	1,112
Excise tax payable	569	—
Other accrued expenses	2,934	740
Current portion of convertible notes at fair value, including related party amount of $0 and $38,834 at September 30, 2023 and December 31, 2022, respectively	—	70,866
Total current liabilities	14,177	82,574
Convertible notes at fair value, including related party amount of $0 and $23,132, at September 30, 2023 and December 31, 2022, respectively	—	60,426
Operating lease liability	52	242
Warrant liability	2,172	—
Contingent consideration liability	74,505	—
Embedded forward purchase agreements and derivative liabilities	48,453	—
Total liabilities	139,359	143,242
Commitments and contingencies
Convertible preferred stock issuable in series, $0.0001 par value; 44,666,035 shares authorized as of December 31, 2022; 21,257,708 shares issued and outstanding at December 31, 2022; liquidation preference of $141,920 at December 31, 2022	—	137,949
Stockholders’ Deficit:
AEON Biopharma, Inc. stockholders’ deficit:
Class A common stock, $0.0001 par value; 500,000,000 and 207,450,050 shares authorized, 37,159,600 and 138,848,177 shares issued and 37,159,600 and 138,825,356 shares outstanding at September 30, 2023 and December 31, 2022, respectively	4	14
Additional paid-in capital	362,114	187,348
Subscription receivables	(60,710)	—
Accumulated deficit	(423,148)	(474,839)
Treasury stock, at cost, 0 and 22,821 shares at September 30, 2023 and December 31, 2022, respectively	—	(23)
Total AEON Biopharma, Inc. stockholders’ deficit	(121,740)	(287,500)
Non-controlling interest	—	17,087
Total stockholders' deficit	(121,740)	(270,413)
Total liabilities, convertible preferred stock and stockholders' deficit	$17,619	$10,778

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023		2022	2023		2022
	Predecessor July 1 to July 21	Successor July 22 to September 30	Predecessor July 1 to September 30	Predecessor January 1 to July 21	Successor July 22 to September 30	Predecessor January 1 to September 30
Operating expenses:
Selling, general and administrative	$1,055	$5,460	$2,436	$9,841	$5,460	$8,171
Research and development	1,573	6,383	7,477	19,803	6,383	25,225
Change in fair value of contingent consideration	—	(69,715)	—	—	(69,715)	—
Total operating costs and expenses	2,628	(57,872)	9,913	29,644	(57,872)	33,396
(Loss) income from operations	(2,628)	57,872	(9,913)	(29,644)	57,872	(33,396)
Other (loss) income:
Change in fair value of convertible notes	2,582	—	(666)	(3,528)	—	15,261
Change in fair value of warrants	—	1,593	—	—	1,593	—
Change in fair value of embedded forward purchase agreements and derivative liabilities	(4,959)	(15,776)	—	(4,959)	(15,776)	—
Other income, net	5	186	141	114	186	142
Total other (loss) income, net	(2,372)	(13,997)	(525)	(8,373)	(13,997)	15,403
(Loss) income before taxes	(5,000)	43,875	(10,438)	(38,017)	43,875	(17,993)
Income taxes	—	—	—	—	—	—
(Loss) Income and comprehensive (loss) income	$(5,000)	$43,875	$(10,438)	$(38,017)	$43,875	$(17,993)
Basic and diluted net (loss) income per share	$(0.04)	$1.19	$(0.08)	$(0.28)	$1.19	$(0.13)
Weighted average shares of common stock outstanding used to compute basic and diluted net (loss) income per share	138,848,177	37,159,600	138,848,177	138,848,177	37,159,600	138,848,177

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

Exhibit 99.1

PRESS RELEASE

On July 21, 2023, AEON completed the Merger with AEON Biopharma Sub, Inc. (“Old AEON”), with Old AEON surviving the merger as a wholly-owned subsidiary of the Company, the accounting acquirer. The transaction has been accounted for as a forward merger asset acquisition.

Unless the context otherwise requires, the “Company,” for periods prior to the close of the Merger, refers to Old AEON, currently AEON Biopharma Sub, Inc. (“Predecessor”), and for the periods after the close of the Merger, refers to AEON Biopharma, Inc., including AEON Biopharma Sub, Inc. (“Successor”). As a result of the Merger, the results of operations, financial position and cash flows of the Predecessor and Successor are not directly comparable. AEON Biopharma Sub, Inc. was deemed to be the Predecessor entity. Accordingly, the historical financial statements of AEON Biopharma Sub, Inc. became the historical financial statements of the combined Company, upon the consummation of the Merger. As a result, the financial statements included in this release reflect (i) the historical operating results of AEON Biopharma Sub, Inc. prior to the Merger and (ii) the combined results of the Company, including AEON Biopharma Sub, Inc., following the closing of the Merger. The accompanying financial statements include a Predecessor period, which includes the period through July 21, 2023 concurrent with the Merger, and a Successor period from July 22, 2023 through September 30, 2023. A black line between the Successor and Predecessor periods has been placed in the condensed consolidated financial statements and in the tables to the notes to the condensed consolidated financial statements to highlight the lack of comparability between these two periods.

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